U.S. SECURITIES AND EXCHANGE COMMISSION


                  Washington, D.C. 20549


                       FORM 8-K


                     CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the
          Securities Exchange Act of 1934


              Date of Report: July 21, 2004


           TRANSAX INTERNATIONAL LIMITED
(Exact Name of Small Business Issuer as Specified in its Charter)


                      COLORADO
       ________________________________________
  (State or other Jurisdiction as Specified in Charter)


        00-27845                 84-1304106
  (Commission file number)   (I.R.S. Employer Id. No.)


       7545 Irvine Centre drive, Suite 200
                 Irvine, CA, 92618
         _______________________________
     (Address of Principal Executive Offices)


                   949-623-8316
               ____________________
           (Issuer's telephone number)




Items 1 through 8 not applicable.


Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

    Not applicable.

(b) Pro Forma Financial Information.

    Not applicable.

(c) Exhibits.

    99.1 Press Release of the Registrant dated July 21, 2004.


Item 9. Regulation FD Disclosure

On July 21, 2004, Transax International Limited (the "Company") issued the press release herein attached as exhibit 99.1


SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                Transax International Limited


Date:  July 21, 2004	 By:/s/ Stephen Walters
			------------------------
			Stephen Walters
			President & CEO






Exhibit 99.1 Press Release of the Registrant



Transax Provides Business Update

IRVINE, Calif. July 21st, 2004 - Transax International Limited ("Transax") (OTC Bulletin Board: TNSX; Frankfurt/Berlin: TX6) provides the following business update in relation to the company's recent depreciation in stock price. In spite of the recent depressed share price, Transax's efforts to reach significant milestones continues uninterrupted.

Stephen Walters, Chief Executive Officer of Transax commented: "The fundamentals of Transax business are solid.
In the first half of 2004, we increased our monthly transaction volumes and revenues by 150%. The company is now in the process of commencing a major roll out with the largest health insurer in Brazil. Our rates of transaction volumes and revenues are expected to increase further during the second half of 2004."

Walters continued: "Current annualized revenues of about USD
1 million are expected to increase significantly in the second half of 2004 as roll out proceeds on all three contracts. The Brazilian operations of Transax, which now support 40 staff, are expected to break even by the end of the third quarter 2004, and the company projects to reach profitability shortly thereafter."

Transax is emerging as a leader of "real time" healthcare related electronic authorization and adjudication transactions as indicated by recently signed agreements. The company is in discussions with a number of groups for potential partnerships for the US market and is in negotiations regarding an entry for a license of its product with a major financial institution in Europe. Furthermore, additional MOU's regarding new business initiatives with current clients are expected to be announced shortly. These initiatives will add significantly to Transax's revenue stream during 2005.

Shareholders are advised that no current projects have been delayed due to financial reasons. While the decline in share price affects the ability to raise equity funding, management of the company is confident in its belief that the share price will recover as the market recognizes the company's achievements as revenues continue to flow. It is also management's opinion that the terms and conditions for shorter and long term financing will greatly improve sooner than expected as the company reaches its break-even point in the second half of 2004.



About Transax International Limited: Transax is a premier international provider of information network solutions for healthcare providers and health insurance companies, enabling the "real-time" automation of routine patient eligibility verifications, authorization, claims processing and payment functions that are currently performed manually. The technology has been proven to significantly decrease health insurance claim expenditure and provides additional operational efficiencies for the health insurer. Transax "MedLink" solution has been specifically designed for the healthcare and health insurance industry to allow insurance companies, Health Maintenance Organizations, and other industry concerns to connect to healthcare providers and electronically undertake eligibility, authorization and processing of health claims in "real-time". MedLink has been developed as a "Total Connectivity" solution where Transax is able to provide an insurer with the ability to cost effectively process all of the transactions generated in "real time" regardless of location or method of generation. Presently operational in Brazil, Transax currently undertakes approximately
250,000 transactions per month, has contracts in place for in excess of 2,500,000 transactions per month, and other potential contracts in various stages of negotiation.

Web Site : www.transax.com     Email : info@transax.com

Investor Relations Inquiries
Empire Relations Group, Jericho, New York
Contact Kenneth Maciora, Tel: (516) 750-9719    Email:
Empirerelations@aol.com


SAFE HARBOR STATEMENT "THIS NEWS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE
UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, THE COMPANY'S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS
ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS
CONTAINED HEREIN."